UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 29, 2005

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Employment Agreement

In connection with the settlement of certain litigation described in Item 8.01 below, on December 9, 2005, Sport Chalet, Inc. (the "Company") and Norbert J. Olberz, the Chairman Emeritus of the Company, entered into an amendment of his employment agreement which reduced his annual base salary from $300,000 to $150,000. A copy of the amendment is attached as Exhibit 99.1 to this Report.

Settlement Agreement

In connection with the settlement of certain litigation described in Item 8.01 below, on December 9, 2005, the Company entered into an Agreement (the "Settlement Agreement") with Craig L. Levra, the Chairman of the Board, President and Chief Executive Officer of the Company, and Howard K. Kaminsky, the Executive Vice President- Finance and Chief Financial Officer of the Company, under which they agreed to certain restrictions on the acquisition, transfer and voting of Class B Common Stock. A copy of the Settlement Agreement is attached as Exhibit 99.2 to this Report.

Item 8.01 Other Events.

Settlement of Litigation

On July 22, 2005, a purported stockholder of the Company brought an action (the "Action") captioned Miriam Gruber v. Sport Chalet, Inc., Norbert Olberz, Irene Olberz, Craig Levra, Howard K. Kaminsky, Al D. McCready, Eric S. Olberz, Frederick H. Schneider, John R. Attwood, Donald H. Howard and Kenneth Olson in the Court of Chancery of the State of Delaware. The Action, which was purportedly brought individually, derivatively and as a class action on behalf of the public stockholders of the Company, challenged the Company's proposed recapitalization transaction (the "Recapitalization") involving:: (i) an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company's capital stock from 17,000,000 to 50,000,000, establish the rights, preferences and privileges of, and the restrictions on, the Company's Class A Common Stock and Class B Common Stock and reclassify each share of the Company's Common Stock as 0.25 shares of Class B Common Stock (the "Amendment"); (ii) a dividend of seven shares of Class A Common Stock for each share of Class B Common Stock outstanding on the record date for the dividend (the "Dividend"); and (iii) a transfer by The Olberz Family Trust to Messrs. Levra and Kaminsky of such number of shares of Class B Common Stock as would be necessary, when added to the shares owned by them, to give them at least 45% (on a fully diluted basis) of the combined voting power of the Class A Common Stock and the Class B Common Stock following the effectiveness of the Amendment and the Dividend (the "Transfer"). On August 26, 2005, the parties entered into a memorandum of understanding with respect to the settlement of this action (the "Settlement").

The Recapitalization was subsequently consummated by: (i) the filing of the Amendment with the Secretary of the State of Delaware on September 20, 2005; (ii) the payment of the Dividend on September 29, 2005 to stockholders of record on September 22, 2005; and (iii) the Transfer by The Olberz Family Trust on September 30, 2005 to Messrs. Levra and Kaminsky of 730,613 shares and 243,537 shares, respectively, of the Company's Class B Common Stock.

For a description of the Action, including the allegations and relief sought, and the principal terms of the proposed Settlement, see the definitive proxy statement relating to the 2005 annual meeting of stockholders of the Company filed with the SEC on September 1, 2005 (the "Definitive Proxy Statement").

On November 29, 2005, the Court of Chancery of the State of Delaware issued its final order and judgment (the "Order") approving the Settlement. A summary of the Order is provided below, but is qualified in its entirety by reference to the full text of the Order that is attached as Exhibit 99.3 to this Report. The Order:

1. Certified the Action as a class action on behalf of all record and beneficial holders of the Company's Common Stock (excluding the defendants in the Action) for the period from and including June 28, 2005 through and including September 22, 2005;

2. Certified Miriam Gruber as Class representative and appointed the law firms of Prickett, Jones & Elliott, P.A. and Schiffirn & Barroway, LLP as plaintiff's counsel for the derivative and class claims;

3. Approved the Settlement and found the terms of the Settlement to be fair, reasonable and adequate and in the best interest of the Class, the Company and its stockholders. The principal terms of the Settlement require:

•	certain changes to the Company's Amended and Restated Certificate of Incorporation, which changes were reflected in the Amendment prior to its effectiveness;

•	certain restrictions on the acquisition, transfer and voting of Class B Common Stock by Messrs. Levra and Kaminsky as described below;

•
the amendment of the proposed form of proxy statement relating to the 2005 annual meeting of stockholders to describe more clearly the tax and accounting consequences to the Company of the Recapitalization, which amendment was made by the Company prior to the filing and distribution of the Definitive Proxy Statement; and

•
the reduction of the annual base salary of Norbert J. Olberz under his employment agreement from $300,000 to $150,000, which reduction of Mr. Olberz' salary will be effected through an amendment to Mr. Olberz's employment agreement as described below.

4. Dismissed the Action with prejudice;

5.  Discharged, settled, released, and dismissed with prejudice any and all claims, liabilities, damages, losses, and issues of any kind or nature whatsoever, whether known or unknown, related, directly or indirectly, to the Action or the Recapitalization; and

6. Awarded plaintiff's attorneys fees and expenses in the amount of $480,000.

Pursuant to the terms of the Settlement, on December 9, 2005, the Company entered into the Settlement Agreement with Messrs. Levra and Kaminsky, the principal terms of which are as follows:

•
Messrs. Levra and Kaminsky agree that, following the Transfer, they will not accept further gifts, bequests or other transfers of Class B Common Stock for less than market price from The Olberz Family Trust or Norbert J. Olberz or his affiliates;

•
the Company will not issue or sell to Messrs. Levra or Kaminsky any additional Class B Common Stock, or any options to purchase Class B Common Stock (except pursuant to the conversion of existing options), following the effectiveness of the Recapitalization;

•
Messrs. Levra and Kaminsky will not sell stock of the Company at a "Premium to Market Price" (as defined) if the transaction, directly or indirectly, would result in the transfer of 35% or more of the voting power of the Company on a fully diluted basis, unless all stockholders of the Company are offered the same per share consideration as Messrs. Levra and Kaminsky;

•	Messrs. Levra and Kaminsky agree that they will not enter into a voting agreement, voting trust or irrevocable proxy with each other with respect to their shares of stock of the Company;

•
the Company will not repurchase or otherwise acquire any shares of stock held by Messrs. Levra and Kaminsky at a "Premium to Market Price" (as defined), unless the same per share consideration is offered to all other stockholders of the Company; and

•
no change in the Settlement Agreement shall be valid without the unanimous approval of the Board of Directors and the affirmative vote of the holders of a majority of the outstanding Class A Common Stock, voting as a single class.

A copy of the Settlement Agreement is attached as Exhibit 99.2 to this Report.

Pursuant to the terms of the Settlement, on December 9, 2005, the Company and Norbert J. Olberz entered into an amendment of his employment agreement which reduced his annual base salary thereunder from $300,000 to $150,000. A copy of the amendment is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Amendment No. 1 to Employment Agreement, dated as of December 9, 2005, between Sport Chalet, Inc. and Norbert J. Olberz.

99.2	Agreement, dated as of December 9, 2005, among Sport Chalet, Inc., Craig L. Levra and Howard K. Kaminsky.

99.3	Order and Final Judgment of the Court of Chancery of the State of Delaware, dated November 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2005	SPORT CHALET, INC.

	By:	/s/ Howard K. Kaminsky
Executive Vice President-Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)